                                                                   EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)______

                                ----------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ----------------

                             KBK CAPITAL CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                          75-2416103
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)


   301 COMMERCE STREET, SUITE 2200
           FORT WORTH, TEXAS                                     76102
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                             SUBORDINATED DEBENTURES
 GUARANTEE OF KBK CAPITAL CORPORATION WITH RESPECT TO TRUST PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)       WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.        A copy of the existing by-laws of the trustee.*

          5.        Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.        Not Applicable.

          9.        Not Applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of October, 1998.


                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     TRUSTEE

                                     BY /s/ SANDRA L. CARUBA
                                        --------------------------
                                                 SANDRA L. CARUBA
                                                 VICE PRESIDENT


* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                October 13, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between KBK Capital Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   BY: /s/ SANDRA L. CARUBA
                                       -----------------------------------
                                         SANDRA L. CARUBA
                                         VICE PRESIDENT

                                                                      EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago  Call Date: 06/30/98  ST-BK: 17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                DOLLAR AMOUNTS IN THOUSANDS     C400
                                                                                ----
                                                                                         RCFD         THOUSANDS       RCFD
                                                                                         ----         ---------       ----
ASSETS
1.    Cash and balances due from depository institutions (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin(1)...................        0081         4,490,272       1.a
      b. Interest-bearing balances(2)............................................        0071         5,586,990       1.b

2.    Securities
      a. Held-to-maturity securities (from Schedule RC-B, column A)..............        1754                 0       2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)............        1773         8,974,952       2.b

3.    Federal funds sold and securities purchased under agreements to resell.....        1350         5,558,583       3.

4.    Loans and lease financing receivables:
                                                                                         RCFD
                                                                                         ----
      a. Loans and leases, net of unearned income (from Schedule RC-C)...........        2122       28,257,868        4.a
      b. LESS: Allowance for loan and lease losses...............................        3123          413,742        4.b
      c. LESS: Allocated transfer risk reserve...................................        3128                0        4.c
                                                                                         RCFD
      d. Loans and leases, net of unearned income, allowance, and reserve                ----
         (item 4.a minus 4.b and 4.c)............................................        2125       27,844,126        4.d

5.    Trading assets (from Schedule RD-D)........................................        3545        6,073,169        5.

6.    Premises and fixed assets (including capitalized leases)...................        2145          721,430        6.

7.    Other real estate owned (from Schedule RC-M)...............................        2150            6,827        7.

8.    Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M).......................................................        2130          184,515        8.

9.    Customers' liability to this bank on acceptances outstanding...............        2155          310,026

10.   Intangible assets (from Schedule RC-M).....................................        2143          302,859       10.

11.   Other assets (from Schedule RC-F)..........................................        2160        2,137,491       11.

12.   Total assets (sum of items 1 through 11)...................................        2170       62,191,240       12.


-------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago  Call Date:  06/30/98  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                        Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                DOLLAR AMOUNTS IN THOUSANDS
LIABILITIES

13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C                         RCON
         from Schedule RC-E, part 1).............................................      2200        21,810,607        13.a
         (1)  Noninterest-bearing(1) ............................................      6631         9,864,956        13.a1
         (2)  Interest-bearing...................................................      6636        11,945,651        13.a2

      b. In foreign offices, Edge and Agreement subsidiaries, and                      RCFN
         IBFs (from Schedule RC-E, part II)......................................      2200        15,794,963        13.b
         (1) Noninterest bearing.................................................      6631           482,528        13.b1
         (2) Interest-bearing....................................................      6636         5,312,435        13.b2

14.   Federal funds purchased and securities sold under agreements
      to repurchase: ............................................................      RCFD 2800    3,858,711        14

15.   a. Demand notes issued to the U.S. Treasury ...............................      RCON 2840    1,444,748        15.a
      b. Trading Liabilities (from Schedule RC-D)................................      RCFD 3548    5,661,633        15.b

16.   Other borrowed money:                                                            RCFD
      a. With original maturity of one year or less..............................      2332         4,356,061        16.a
      b. With original  maturity of more than one year...........................      A547           385,550        16.b
      c. With original maturity of more than three years.........................      A548           320,386        16.c

17.   Not applicable

18.   Bank's liability on acceptance executed and outstanding....................      2920           310,026        18.

19.   Subordinated notes and debentures..........................................      3200         2,200,000        19.

20.   Other liabilities (from Schedule RC-G).....................................      2930         1,176,564        20.

21.   Total liabilities (sum of items 13 through 20).............................      2948        57,319,249        21.

22.   Not applicable

EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus..............................      3838                 0        23.

24.   Common stock...............................................................      3230           200,858        24.

25.   Surplus (exclude all surplus related to preferred stock)...................      3839         3,188,187        25.

26.   a. Undivided profits and capital reserves..................................      3632         1,467,324        26.a
      b. Net unrealized holding gains (losses) on available-for-sale
         securities..............................................................      8434            18,040        26.b

27.   Cumulative foreign currency translation adjustments........................      3284            (2,418)       27.

28.   Total equity capital (sum of items 23 through 27)..........................      3210         4,871,991        28.

29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28)......................................      3300        62,191,240        29.

Memorandum

To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of
    the statement below that best describes the most
    comprehensive level of auditing work performed
    for the bank by independent external auditors                         Number
    as of any date during 1996....................... RCFD 6724..... N/A  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering  authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.